UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 4, 2007

                                 ITT CORPORATION
             (Exact name of registrant as specified in its charter)

          Indiana                       1-5672                    13-5158950
(State or other jurisdiction         (Commission               (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)

            4 West Red Oak Lane
           White Plains, New York                      10604
           (Address of principal                     (Zip Code)
             executive offices)

       Registrant's telephone number, including area code: (914) 641-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 8.01 Other Events

      On August 30, 2007, the Company announced that it was awarded a $207 million initial contract by the Federal Aviation Administration (FAA) to lead a team to develop and deploy the Automatic Dependent Surveillance - Broadcast (ADS-B) system. ADS-B is a key component of the FAA's NextGen program intended to increase safety and efficiency to meet the growing needs of air transportation. The period of performance for the initial contract is three years, with a contract value of $207 million. Under the contract, ITT will be responsible for overall system integration and engineering and under contract options will operate and maintain the system after deployment through September 2025. The contract has a potential value with all options exercised of $1.86 billion.

A copy of the press release announcing the transaction is attached and incorporated by reference herein as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release dated August 30, 2007.


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

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ITT CORPORATION

                                        By:     /s/ Kathleen S. Stolar
                                                --------------------------------
                                                Kathleen S. Stolar

                                        Its:    Vice President, Secretary
                                                and Associate General Counsel

Date: September 4, 2007


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